Exhibit 3.4

CERTIFICATE OF FORMATION

OF

LAZARD GROUP FINANCE LLC

This Certificate of Formation of Lazard Group Finance LLC (the “Company”), dated as of January 27, 2005, is being duly executed and filed by Michael K. Shah, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Lazard Group Finance LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Michael K. Shah
Michael K. Shah Authorized Person